Exhibit 1.1

DEALER-MANAGER AGREEMENT

Inland Real Estate Corporation

June 29, 2010

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, NY 10019

Dear Ladies and Gentlemen:

1.             The Offers.  Inland Real Estate Corporation, a Maryland corporation (the “Company”), intends to make an offer (such offer, as described in the Preliminary Prospectus (as defined below), as amended or supplemented, together with the Consent Solicitation (as defined below), the “Exchange Offer”) to holders of its outstanding 4.625% Convertible Senior Notes due 2026 (the “Existing Convertible Notes”) to exchange up to $125.0 million aggregate principal amount of the Existing Convertible Notes for consideration consisting of new 5.0% Convertible Senior Notes due 2029 of the Company (the “New Convertible Notes”) on the terms and subject to the conditions described in the Preliminary Prospectus and the Letter of Transmittal and Consent (as defined below).  The New Convertible Notes will be convertible into duly and validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (such shares, the “Conversion Shares”), on the terms and subject to the conditions set forth in the New Indenture (as defined below).  The New Convertible Notes and the Conversion Shares are referred to collectively herein as the “Exchange Securities.”  Concurrently, the Company plans to make an offer (such offer, as described in the Preliminary Prospectus, as amended or supplemented, together with the related Consent Solicitation, the “Tender Offer” and, together with the Exchange Offer, the “Offers”) to holders of the Existing Convertible Notes to tender the Existing Convertible Notes for cash up to a maximum tender amount of $15.0 million.

Concurrently with making the Offers described in the preceding paragraph, the Company plans to solicit consents (the “Consents”) from the holders of the Existing Convertible Notes (such solicitation, as described in the Preliminary Prospectus, as amended or supplemented, the “Consent Solicitation”) to certain amendments to the Existing Convertible Notes and the Existing Indenture (as defined below).  Subject to the terms and conditions described in the Preliminary Prospectus, if Consents are received from the holders of a majority in principal amount of the Existing Convertible Notes and are accepted by the Company, the proposed amendments (the “Amendments”) shall be adopted as to the Existing Convertible Notes upon the execution of a supplement to the Existing Indenture entered into between the Company and the Existing Trustee (as defined below) (the “Supplemental Indenture”).

The Existing Convertible Notes were issued pursuant to an indenture, dated as of November 13, 2006 (the “Existing Indenture”), between the Company and Wells Fargo Bank, National Association (as successor-in-interest to LaSalle Bank National Association), as trustee

(the “Existing Trustee”).  The New Convertible Notes are to be issued under an indenture (the “New Indenture”), dated as of the settlement date for the Offers (the “Closing Date”), between the Company and Wells Fargo Bank, National Association, as trustee (the “New Trustee”).

2.             Appointment as Dealer-Manager.  The Company hereby appoints Macquarie Capital (USA) Inc. (“MCUSA”) as sole dealer-manager in connection with the Offers (in such capacity, the “Dealer-Manager”), and the Company hereby authorizes MCUSA to act as such in connection with the Offers.  On the basis of the representations and warranties and agreements of the Company contained in this Agreement and subject to and in accordance with the terms and conditions hereof, MCUSA agrees in accordance with its customary practice to use its commercially reasonable efforts to solicit tenders of Existing Convertible Notes pursuant to the Offers, and to communicate with brokers, dealers, banks, trust companies, nominees and other persons with respect to the Offers.

3.             No Liability for Acts of Brokers, Dealers, Banks, Trust Companies, Nominees and Others.  MCUSA shall not be subject to any loss, claim, damage, liability or expense owed to the Company or any of the Company’s affiliates or Subsidiaries (as defined below) for any act or omission on the part of any broker or dealer in securities (other than MCUSA), bank, trust company, nominee or any other person, and MCUSA shall not be liable for its own acts or omissions in performing its obligations as Dealer-Manager except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted from any such acts or omissions undertaken or omitted to be taken by MCUSA through its gross negligence or willful misconduct.  In soliciting or obtaining tenders of Existing Convertible Notes, the Company hereby acknowledges that MCUSA, as Dealer-Manager, is acting as independent contractor and shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank, trust company, nominee or other person and no broker, dealer, bank, trust company, nominee or other person shall be deemed to be acting as the agent of MCUSA, the Company or any of the Company’s affiliates or Subsidiaries.  MCUSA shall have no obligation to purchase any Existing Convertible Notes in connection with the Offers.  In addition, MCUSA shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Offers or otherwise.

4.             Registration Statement, Prospectus and Offer Materials; Commencement.

(a)   The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”).  At the time of filing the Pre-Effective Registration Statement (as defined below), at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) or form of prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Exchange Securities and at the Closing Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(b)   The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act, a registration statement on Form S-4, including a preliminary prospectus, covering the registration of the Exchange Securities.  The term “Pre-Effective Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form filed with the Commission.  The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act relating thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement.  The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer-Manager for use in connection with the Offers differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer-Manager for such use.  The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Preliminary Prospectus shall include all documents deemed to be incorporated by reference in the Preliminary Prospectus that are filed subsequent to the date of filing of the Preliminary Prospectus with the Commission and prior to the termination of the Offers by the Company with the Commission pursuant to the Exchange Act.  The term “Preliminary Prospectus” as used in this Agreement shall mean the preliminary prospectus used to commence the Offers (including any documents incorporated in the Preliminary Prospectus by reference) on the date of commencement of the Offers, which, in any case, shall not occur prior to the effective date of the Registration Statement (the “Commencement Date”).

(c)   The Company represents and agrees that, unless it obtains the prior consent of the Dealer-Manager, it has not made and will not make any offer relating to the Exchange Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Dealer-Manager is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offers or until any earlier date that the Company notified or notifies the Dealer-Manager as described in Section 11(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or any other Offer Materials, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or any other Offer Materials or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein (with respect to the Prospectus or other Offer Materials, in the light of the circumstances prevailing at that subsequent time), not misleading, the Company will promptly notify the Dealer-Manager and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)   The Company has prepared and filed, or agrees that prior to or on the Commencement Date it will file, with the Commission under the Exchange Act a Tender Offer Statement on Schedule TO with respect to the Offers, including the required exhibits thereto and any documents incorporated by reference therein.  The term “Schedule TO” as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.

(e)   In connection with the Offers, the Company has prepared or will prepare a letter of transmittal and consent (the “Letter of Transmittal and Consent”) to be used by holders tendering Existing Convertible Notes pursuant to the Offers and a specimen thereof to be sent by brokers, securities dealers, commercial banks, trust companies and nominees to their clients for whom they hold Existing Convertible Notes, including guidelines for certification of Taxpayer Identification Number on Substitute Form W-9 (or appropriate Form W-8 where applicable).

(f)    The Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus, the Schedule TO, the Letter of Transmittal and Consent, the related letters from the Company to securities brokers, dealers, commercial banks, trust companies and other nominees, letters for use by brokers to clients holding Existing Convertible Notes, all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority and such other written offering materials and information (including, but not limited to, any advertisements, press releases or summaries relating to the Offers) the Company may publicly disseminate or provide to registered or beneficial holders of Existing Convertible Notes (“Holders”) or authorize in writing for use by the Dealer-Manager in connection with the Offers, as amended or supplemented from time to time, are collectively referred to herein as the “Offer Materials.”

5.             Use of Offer Materials; Withdrawal.

(a)   The Company hereby acknowledges that the Offer Materials have been, or will be, prepared and approved by the Company and are the Company’s sole responsibility with respect to their accuracy and completeness.  To the extent required by Rule 13e-4 under the Exchange Act, the Company shall disseminate the Offer Materials to each registered holder of any Existing Convertible Notes on or as soon as practicable after the Commencement Date so as to fulfill all requirements thereof as to the commencement of the Offers and comply in all material respects with its obligations thereunder.  Thereafter, to the extent required by Rule 13e-4, until the date three days prior to the expiration date of the Offers, the Company shall use its reasonable efforts to cause copies of such Offer Materials to be mailed to each person who becomes a holder of record of any Existing Convertible Notes prior to such date.  The Company acknowledges and agrees that MCUSA may use the Offer Materials as specified herein without assuming any responsibility on its part for independent verification of any information therein, except for the information specified in Section 12(a) hereof that has been furnished by MCUSA in writing to the Company expressly for use in the Offer Materials, and the Company represents and warrants to MCUSA that MCUSA may rely on the accuracy and completeness of all of the Offer Materials and any other information delivered to it by or on behalf of the Company in connection with the Offers without assuming any responsibility for independent verification of such information, except for the information specified in Section 12(a) hereof that has been furnished by MCUSA in writing to the Company expressly for use in the Offer Materials, or without performing or receiving any appraisal and evaluation of the assets or liabilities of the Company.

(b)   The Company hereby agrees to furnish MCUSA with as many copies as MCUSA may reasonably request of the Offer Materials.  The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency, instrumentality or court (an “Other Agency”), including the Financial Industry Regulatory Authority (“FINRA”), of any Offer Materials, it will submit copies of such materials to MCUSA and its counsel and will give reasonable consideration to MCUSA and its counsel’s comments, if any, thereon.  The Company agrees that prior to the termination of the Offers, before amending or supplementing the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer-Manager and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus or the other Offer Materials.  The Company shall not file any such amendment or supplement to which the Dealer-Manager shall reasonably object.  MCUSA hereby agrees that it will not disseminate in connection with the Offers any written materials to holders of Existing Convertible Notes other than, or otherwise make any representations to holders of Existing Convertible Notes inconsistent with the information contained in, the Offer Materials, except as otherwise authorized by the Company in writing.

(c)   The Company authorizes the Dealer-Manager to use the Offer Materials in connection with the Offers and for such period of time as any such materials are required by law to be delivered in connection therewith.  The Dealer-Manager shall not have any obligation to cause any Offer Materials to be transmitted generally to the holders of Existing Convertible Notes.

(d)   The Company agrees that any reference to the Dealer-Manager in any Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer-Manager’s prior consent, which consent shall not be unreasonably withheld.

(e)   The Company hereby represents and agrees that, except as required by applicable law, rule or regulation, no offering materials and information in addition to the Offer Materials (each of which shall be in the form which has been approved by MCUSA) will be used in connection with the Offers or filed with the Commission or any Other Agency, by or on behalf of the Company without MCUSA’s prior approval, which approval will not be unreasonably withheld.  In the event that (i) the Company uses or permits the use of any such additional offering materials or information in connection with the Offers or files any such offering materials or information with the Commission or any Other Agency in breach of this Agreement, (ii) the Company withdraws, terminates or cancels the Offers or (iii) if at any time MCUSA shall determine that any condition set forth in Section 10 hereof shall not be satisfied, then MCUSA (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to continue to act as Dealer-Manager and shall be entitled to withdraw as Dealer-Manager in connection with the Offers without any liability or penalty to MCUSA or any other person defined in Section 12 hereof as an “Indemnified Person,” (B) shall be entitled to receive payment, pursuant to the terms and conditions of this Agreement, of all (i) fees for Existing Convertible Notes tendered prior to the time of such withdrawal and subsequently accepted by the Company on the Closing Date and (ii) expenses incurred prior to the time of such withdrawal and for which it is entitled to reimbursement under this Agreement and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 12 hereof.

6.             Compensation.  Subject to the provisions of Section 5 hereof upon a withdrawal of the Dealer-Manager, the Company hereby agrees to pay MCUSA as compensation for its services as Dealer-Manager a fee equal to $20 for each $1,000 principal amount of Notes tendered and accepted pursuant to the Offers.  The fees set forth in this Section shall be paid in cash within three business days after the Closing Date.

7.             Reimbursement of Expenses and Payment of Other Costs.  Subject to the provisions of Section 5 hereof upon a withdrawal of the Dealer-Manager, the Company hereby agrees (a) to reimburse MCUSA in connection with its services as Dealer-Manager for all reasonable out-of-pocket expenses incurred by MCUSA as Dealer-Manager, provided that the Company shall not be obligated to pay such expenses to the extent the total amount of such expenses exceeds $125,000 unless the Company has provided its consent prior to the incurrence of such expenses, including, without limitation, (i) the fees and disbursements of MCUSA’s legal counsel, Weil, Gotshal & Manges LLP, and (ii) all fees, costs and expenses incurred by the Dealer-Manager in connection with (A) the registration or qualification of the Exchange Securities under the laws of such jurisdictions as the Dealer-Manager may reasonably designate, and (B) any filing with FINRA, (b) to pay all costs and expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus (including financial statements, exhibits, schedules, consents and certificates of experts, and amendments and supplements thereto), and, under the Exchange Act, of the Schedule TO, (c) to pay all fees and expenses of the Information Agent and the Exchange Agent and the trustees and registrars for the Existing Convertible Notes and the Exchange Securities, in each case, in connection with the Offers, (d) to pay any fees payable to brokers, dealers, banks, trust companies and nominees as reimbursement for their customary mailing and handling expenses incurred in forwarding the Offer Materials to their customers, if any, (e) to pay any advertising and public relations charges pertaining to the Offers, and all fees and expenses incurred in marketing the Offers, including, but not limited to, road show presentations, if any, (f) to pay all expenses incident to the preparation, issuance, execution and delivery of the Exchange Securities, including fees payable in connection with the listing of the Conversion Shares on the New York Stock Exchange (the “NYSE”), (g) to pay all fees and expenses of the Company’s independent public or certified public accountants and other advisors, and (h) to pay all costs and expenses incurred in connection with the preparation, printing (including word processing and duplication costs), mailing and publishing of all Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda).  The Company shall promptly reimburse MCUSA for all amounts owing under this Section after such expenses have been made or have accrued and an invoice therefor has been sent by MCUSA to the Company, which may be sent from time to time as such expenses are made or accrued, whether or not the Offers are consummated and in addition to the amounts owing to MCUSA under the preceding Section.

8.             The Exchange Agent; the Information Agent; Noteholder Lists.  (a)  The Company (i) has arranged for Global Bondholder Services Corporation to serve as exchange agent in connection with the Offers (the “Exchange Agent”), (ii) will arrange for the Exchange Agent to advise MCUSA daily as to such matters as MCUSA may reasonably request, including the aggregate principal amount of Existing Convertible Notes that have been tendered pursuant to the Offers, and (iii) will arrange for the Exchange Agent to perform services customary for an exchange agent in connection with the cash consideration offered by the Company to the Holders.

(b)   The Company has arranged for Global Bondholder Services Corporation to serve as information agent in connection with the Offers (the “Information Agent”) and to perform services in connection with the Offers that are customary for an information agent.

(c)   The Company will provide, or will cause the Existing Trustee or registrar for the Existing Convertible Notes, the Exchange Agent and the Information Agent, as applicable, to provide, MCUSA with the Depository Trust Company, or DTC, security listing position and the Non Objecting Beneficial Owner, or NOBO, list (or other cards or lists) containing the names and addresses of, and the aggregate principal amount of Existing Convertible Notes held by, the Holders as of a recent date and will use its best efforts to cause MCUSA to be advised, from time to time as MCUSA may request, during the period of the Offers as to any transfers of record of Existing Convertible Notes.  Additionally, the Company shall update, or cause the Existing Trustee, Exchange Agent or Information Agent to update, such information from time to time during the term of this Agreement as may be reasonably requested by MCUSA.  Except as otherwise provided herein, MCUSA agrees to use such information only in connection with the Offers.  The Company hereby authorizes MCUSA to communicate with the Existing Trustee, the New Trustee, the Exchange Agent and the Information Agent with respect to matters relating to the Offers and to cause the Exchange Agent to advise MCUSA daily as to such matters as MCUSA may reasonably request, including the aggregate principal amount of Existing Convertible Notes that have been tendered pursuant to the Offers.

9.             Representations and Warranties of the Company.  In addition to the other representations and warranties made by the Company contained in this Agreement, the Company represents and warrants to MCUSA, and agrees with MCUSA, that as of the

Commencement Date and at each Closing Date (provided that for purposes of representations, warranties and agreements in subsections (f) through (hh) of this Section 9 made at a Closing Date, all references to the Preliminary Prospectus shall be deemed to refer to the Prospectus):

(a)   The Registration Statement, including the Preliminary Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and has been filed with, and declared effective by, the Commission on or before the Commencement Date.  Following the Commencement Date, the Company will file such amendments and supplements, as applicable, to the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Securities Act as may hereafter be required.  Copies of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus, including all amendments thereto and all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act have been or, if filed after the date hereof, will be delivered or made available to MCUSA and its counsel.  No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or are threatened by the Commission.

(b)   The Schedule TO has been prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and has been or will, prior to commencement of the Offers, be filed with the Commission; and the Company will file such amendments to such Schedule TO as may hereafter be required.  Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the date hereof, will be delivered or made available to MCUSA and its counsel.

(c)   (i) The Offer Materials, including the Registration Statement, the Preliminary Prospectus and the Schedule TO, as amended or supplemented, if applicable, comply as of the Commencement Date and will comply as of the Closing Date, in all material respects, with the Securities Act and the Exchange Act, as applicable; (ii) the Registration Statement, when it becomes effective and as amended or supplemented thereafter, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectus or other Offer Materials contains, and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) no Permitted Free Writing Prospectus, as of its date of filing and, as amended or supplemented thereafter, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Prospectus, as of its date and, as amended or supplemented thereafter, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 9(c) do not apply to statements or omissions in the Offer Materials, including the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus, or, in each case, any amendment or supplement thereto, based upon information relating to the Dealer-Manager furnished to the Company in writing by the Dealer-Manager expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Dealer-Manager as of the date of this Agreement consists of the information described as such in Section 12(a) hereof.

(d)   The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at the time the Registration Statement and any amendments thereto become effective and at the Commencement Date and the Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)   The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Exchange Securities in exchange for the Existing Convertible Notes pursuant to the Offers, any offering material in connection with the Offers other than the Offer Materials.  A complete and correct copy of the Offer Materials other than the Registration Statement, any Permitted Free Writing Prospectuses and the Prospectus has been furnished to MCUSA or will be furnished to MCUSA no later than the Commencement Date.

(f)    The Company and each of its Subsidiaries has been duly organized and is validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of organization, with full power and authority to own its properties and conduct its business as described in the Registration Statement and the Preliminary Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent) under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a Material Adverse Effect.  For purposes of this Agreement, (i) a “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, results of operations or properties of the Company and its Subsidiaries, taken as a whole; (ii) the term “Subsidiary” means any person (other than a natural person), at least a majority of the outstanding Voting Stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries; and (iii) “Voting Stock” of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.  Except for the Company’s Subsidiaries listed on Schedule III to this Agreement, none of the Company’s Subsidiaries constitutes a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

(g)   The Company has all necessary power and authority to execute and deliver and perform this Agreement, to make and consummate the Offers pursuant to the Offer Materials and to make any related borrowings under the Company’s existing line of credit facility for the purpose of funding the Tender Offer (the “Related Borrowings”); and all necessary action has been duly taken by the Company to authorize the making, execution, delivery, performance and consummation, as the case may be, of the Offers and the Related Borrowings.

(h)   This Agreement has been duly authorized, executed and delivered by the Company.

(i)    None of (i) the execution or delivery of the Agreement, the Supplemental Indenture, the New Indenture and the Exchange Securities by the Company, (ii) the performance by the Company of its obligations under the Agreement, the Supplemental Indenture, the New Indenture and the Exchange Securities or (iii) the making or consummation, as the case may be, of the Offers and the Related Borrowings will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with or without notice or lapse of time, or both, as the case may be, would constitute a default) under, (i) the certificate of incorporation or by-laws of the Company, (ii) any material loan or credit agreement, indenture, mortgage, note, deed of trust or other material agreement or instrument to which the Company or any of its affiliates or Subsidiaries is a party, (iii) any judgment, order, decree, law, statute, rule or regulation of any court, governmental or regulatory agency or authority to which the Company or any of its affiliates or Subsidiaries is a party or by which the Company or any of its affiliates or Subsidiaries or assets or properties is bound or (iv) result in the creation or imposition of any lien, charge, claim or encumbrance on any material asset or property of the Company or any of its affiliates or Subsidiaries.

(j)    No consent, authorization, order, approval or filing with, exemption, registration, qualification or other action with any Other Agency is required in connection with (a) the execution, delivery and performance by the Company of the Agreement, the Supplemental Indenture, the New Indenture and the Exchange Securities, or (b) the consummation by the Company of the Offers and the Related Borrowings, other than those which have been made or obtained, as applicable.

(k)   There are no actions, lawsuits, claims or governmental or administrative proceedings pending (including any stop order, restraining order or denial of an application for approval), or to the Company’s best knowledge, threatened against it or any of its Subsidiaries which would, if adversely determined, affect or impair the execution, delivery, performance, making or consummation, as the case may be, of the Offers and the Related Borrowings.

(l)    The New Indenture has been duly authorized and, when executed and delivered by the Company and the New Trustee, will be duly executed and delivered by the Company and, assuming that the New Indenture will be the valid and legally binding obligation of the New Trustee, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(m)  The New Indenture will conform in all material respects to the description thereof in the Registration Statement and the Preliminary Prospectus and will comply in all material respects with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).

(n)   The Supplemental Indenture has been duly authorized and, when executed and delivered by the Company and the Existing Trustee, will be duly executed and delivered by the Company and, assuming that the Supplemental Indenture will be the valid and legally binding obligation of the Existing Trustee, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(o)   The Supplemental Indenture will conform in all material respects to the description thereof in the Registration Statement and the Preliminary Prospectus and the Existing Indenture, as amended by the Supplemental Indenture, will comply in all material respects with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).

(p)   The Existing Convertible Notes conform, and the Exchange Securities will conform, in all material respects to the descriptions thereof in the Registration Statement and the Preliminary Prospectus.

(q)   The New Convertible Notes have been duly authorized and, when executed by the Company and authenticated by the New Trustee in accordance with the provisions of the New Indenture and, when delivered to Holders in exchange for Existing Convertible Notes in connection with the consummation of the Exchange Offer in accordance with the terms hereof, will be duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(r)    The Conversion Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered to Holders upon conversion of the New Convertible Notes, will be duly and validly issued, fully paid and non-assessable; and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights of any securityholder of the Company.

(s)   The statements set forth in the Preliminary Prospectus under the captions “Our Policies,” “Description of the New Notes” and “Material United States Federal Income Tax Considerations” are accurate in all material respects and fairly present the information provided.

(t)    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(u)   Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Preliminary Prospectus, (i) there has not been any material adverse change in the business, properties, management, prospects, financial position or results of operations of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Preliminary Prospectus.

(v)   The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and (other than the Conversion Shares) is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.  The Company will file a listing application and all required supporting documents with respect to the Conversion Shares with the NYSE and take further actions as are necessary to arrange for the listing of the Conversion Shares on the NYSE as promptly as is reasonably practicable.

(w)  KPMG LLP (“KMPG”), who have reported on the financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations thereunder.

(x)    The consolidated financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement and the Preliminary Prospectus present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates indicated, and the consolidated results of the operations of the Company and its Subsidiaries, and the consolidated cash flows of the Company and its Subsidiaries, respectively, for the periods specified.  Such consolidated financial statements comply as to form with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto.  The supporting schedules included or incorporated by reference in the Registration Statement presents fairly the information required to be stated therein.  The ratios of earnings to fixed charges for the Company included in the Preliminary Prospectus under the caption “Ratio of Earnings to Fixed Charges” have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.  The selected consolidated financial data of the Company included or incorporated by reference in the Preliminary Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(y)   The Company has an authorized capitalization as set forth in the Registration Statement and the Preliminary Prospectus and all the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and, except as otherwise set forth in the Registration Statement and the Preliminary Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(z)    The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company regarding it or its Subsidiaries in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) The Company, in respect of itself and its Subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There are no material weaknesses in the Company’s internal control over financial reporting with respect to the Company and its Subsidiaries.

(bb) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Except as to matters disclosed in the Registration Statement and the Preliminary Prospectus, (i) the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting

Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(ee) The Offers and all other actions by the Company contemplated in the Offer Materials and this Agreement have been duly and validly authorized by all necessary corporate action by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions.

(ff)   The Company has filed and will continue to file with the Commission pursuant to Rule 13e-4(c)(1) of the Exchange Act (or Rule 425 of the Securities Act) all written communications made by the Company or any affiliate of the Company in connection with or relating to the Offers that are required to be filed with the Commission, in each case on the date of their first use.

(gg) The Company is not and, after giving effect to the consummation of the Offers, will not be required to register as an “investment company” and will not be an entity “controlled” by an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended.

(hh) Except as contemplated by this Agreement, the Company has not paid or agreed to pay to any person any compensation for the solicitation of tenders by Holders pursuant to the Offers.

10.          Conditions to the Dealer-Manager’s Obligations.  MCUSA’s obligation to act as Dealer-Manager shall at all times be subject to the performance by the Company in all material respects of its obligations herein and to the following additional conditions:

(a)   MCUSA shall have received, on the Commencement Date and the Closing Date, letters, dated the Commencement Date and the Closing Date, respectively, from KPMG in form and substance satisfactory to MCUSA, containing statements and information of the type ordinarily included in accountants’ “comfort letters” delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited consolidated financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(b)   The Company shall have filed the Pre-Effective Registration Statement with the Commission not later than the date hereof and the Registration Statement shall have become effective on or prior to the Commencement Date.

(c)   At all times from the Commencement Date to and including the Closing Date, (i) the Company’s representations and warranties contained herein shall be true and correct in all material respects and the Company shall have performed in all material respects all of the agreements contained in this Agreement and as set forth in the Offer Materials theretofore required by it to have been performed, (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, (iii) no restraining order shall have been issued and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to the best of the Company’s knowledge, threatened with respect to the Offers before any Other Agency that MCUSA, in good faith after consultation with counsel, believes renders it inadvisable for MCUSA to continue to act hereunder as Dealer-Manager, and (iv) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement or the Preliminary Prospectus (in each case exclusive of any amendment or supplement thereto after the Commencement Date other than those to which the Dealer-Manager has not objected or has consented, as applicable, pursuant to Section 5 hereof), there has been no Material Adverse Effect, except as set forth in the Registration Statement and the Preliminary Prospectus (in each case exclusive of any amendment or supplement thereto after the date hereof other than those to which the Dealer-Manager has not objected or has consented, as applicable, pursuant to Section 5 hereof); and MCUSA shall have received certificates to that effect, dated each of the Commencement Date and the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Company.  The Company acknowledges that MCUSA’s agreement to act, or to continue to act, as Dealer-Manager at a time when it knows or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, in a material respect shall be without prejudice to its right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

(d)   The Conversion Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance, and reasonably satisfactory evidence of such actions shall have been provided to the Dealer-Manager.

(e)   The Company will furnish to MCUSA (i) on the Commencement Date an opinion of each of Shefsky & Froelich Ltd. and Venable LLP, each as counsel to the Company, addressed to MCUSA, in the form attached hereto as Schedules I(a) and I(b), respectively, and (ii) on the Closing Date an opinion of each of Shefsky & Froelich Ltd. and Venable LLP, each as counsel to the Company, addressed to MCUSA, in the form attached hereto as Schedules II(a) and II(b), respectively.

(f)    All certificates required to be delivered pursuant to the terms hereof shall be in a form and substance satisfactory to counsel for MCUSA.

11.          Additional Agreements.  In addition to the other agreements of the Company contained elsewhere in this Agreement, the Company hereby agrees and acknowledges, as applicable, that:

(a)   following the Commencement Date, except to the extent a condition to the Offers (as described in the Preliminary Prospectus) has not been fulfilled, and except to the extent the Company desires to withdraw, terminate or cancel the Offers and such withdrawal, termination or cancellation is permitted by applicable law, it will use its reasonable efforts to cause any amendment of the Registration Statement, to become effective as soon as possible but no later than the expiration date of the Offers; it will use its reasonable efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; it will promptly advise the Dealer-Manager in writing (i) of the receipt of any comments from the Commission relating to the Offers, (ii) when the Registration Statement, any post-effective amendment to the Registration Statement or any abbreviated Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Offer Materials shall have been filed, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Offer Materials or for additional information relating to the Offers and (iv) of (A) the issuance by the Commission of any stop order refusing or suspending the use of any of the Offer Materials or any qualification of the Exchange Securities for offering or sale in connection with the Offers in any jurisdiction, (B) the institution or threatening of any proceedings for any of such purposes, (C) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Offers or would permit the Company to exercise any right not to accept Existing Convertible Notes tendered pursuant to the Offers, or (D) the institution of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or the threatening or initiation of any proceedings for any such purposes.  The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

(b)   it will comply with the Securities Act and the Exchange Act in connection with the Offers, the Offer Materials and the transactions contemplated hereby and thereby, as applicable.  If, at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with the Offers, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company (following consultation with counsel for the Dealer-Manager), to amend the Registration Statement or amend or supplement the Prospectus or any other Offer Materials in order that the Prospectus or such other Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of counsel for the Company (following consultation with counsel for the Dealer-Manager), it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Offer Materials to comply with the requirements of the Securities Act or Exchange Act, the Company will promptly notify the Dealer-Manager and prepare, file with the Commission, subject to Section 5(b) hereof, and furnish, at their own expense, to the Dealer-Manager and to the dealers (whose names and addresses will be furnished to the Company by the Dealer-Manager) by which Existing Convertible Notes may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Offer Materials comply with such requirements.

(c)   during such period beginning on the date hereof and ending on such date as, in the opinion of counsel for the Dealer-Manager, the Prospectus is no longer required by law to be delivered in connection with the Offers, it will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)   it will cooperate with the Dealer-Manager and Dealer-Manager’s counsel to qualify or register the Exchange Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Dealer-Manager; it will comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the consummation of the Offers; and in each jurisdiction in which the Exchange Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(e)   it will make generally available to its security holders and to the Dealer-Manager an earnings statement covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)    it will cooperate with the Dealer-Manager and use its reasonable efforts to cause the Conversion Shares to be listed on the NYSE.

(g)   it will not take, directly or indirectly, any action that is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Exchange Securities or the tender of Existing Convertible Notes in the Offers.

(h)   the Dealer-Manager, with the prior written consent of the Company, which consent shall not be unreasonably withheld, and at the Dealer-Manager’s expense, may place an announcement in any newspapers and periodicals as it may choose, stating that MCUSA is acting as Dealer-Manager in connection with the Offers.

(i)    in performing the services contemplated by this Agreement, MCUSA will be relying on the information furnished by the Company, its officers, attorneys and other agents and information available from generally recognized public sources without independent verification.

12.          Indemnification and Contribution.

(a)   The Company hereby agrees to hold harmless and indemnify MCUSA and its affiliates and any officer, director, employee or agent of MCUSA or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act) MCUSA or any such affiliates (collectively, the “Indemnified Persons”) from and against any loss, claim, damage, liability and expense whatsoever (as incurred or suffered, and including, but not limited to, any and all legal or other reasonable expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefor from MCUSA or such other Indemnified Person), (i) arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any other Offer Materials, or arising out of or based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information relating to MCUSA as Dealer-Manager furnished by MCUSA in writing to the Company expressly for use therein, which, for the avoidance of doubt, as of the date of this Agreement, consists solely of the name, address and phone number(s) of the Dealer-Manager), (b) following the Commencement Date, any withdrawal, termination or cancellation by the Company of, or failure by the Company to make or consummate, the Offers or (c) any actions taken or omitted to be taken by an Indemnified Person pursuant to this Agreement or with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Offers or the performance of MCUSA’s services as Dealer-Manager.  However, the Company will not be obligated to indemnify an Indemnified Person for any loss, claim, damage, liability or expense pursuant to clause (ii) of the preceding sentence, which has been determined in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence on the part of such Indemnified Person.  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Indemnified Person or to any director, officer, employee or controlling person of the Indemnified Person.

(b)   If any lawsuit, claim or proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against the Company pursuant to this Section 12, such Indemnified Person shall promptly notify the Company of the commencement of such lawsuit, claim or proceeding after receipt by such Indemnified Person of notice of such lawsuit, claim or proceeding.  The failure to so notify the Company shall relieve the Company from any obligation or liability which it may have under this Section 12 with respect to a lawsuit, claim or proceeding, as the case may be, in the event that it has been prejudiced in any material respect by such failure with respect to that lawsuit, claim or proceeding; provided, however, in any event, such failure shall not relieve the Company from any other obligation or liability which it may have to such Indemnified Person otherwise than under this Section 12.  In case any such lawsuit, claim or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall seek indemnity from the Company with respect to such lawsuit, claim or proceeding, the Company shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the Company to such Indemnified Person, to assume the defense of such lawsuit, claim or proceeding with counsel of their choice at their expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment.  Notwithstanding the election of the Company to assume the defense of such lawsuit, claim or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the Company shall bear the fees, costs and expenses of one such separate counsel (and shall pay such fees, costs and expenses promptly after receipt of any invoice therefor from MCUSA) if (i) the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an Indemnified Person and the Company, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or in addition to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) the Company shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of such Indemnified Person’s reasonable judgment, to represent such Indemnified Person within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the Company shall authorize such Indemnified Person to employ separate counsel at the expense of the Company.  The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claim or proceeding.  The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff in any such action, the Company agrees, subject to the provisions of this Section 12, to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement or final judgment, as the case may be.  The Company agrees to notify MCUSA promptly, or cause MCUSA to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Offers.  The Company further agrees that any settlement of a lawsuit, claim or proceeding against it arising out of or relating to the Offers or the consent to the entry of any judgment with respect to any pending or threatened lawsuit, claim or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the Indemnified Person is an actual or potential party to such claim or action) shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of all Indemnified Persons who are or could have been a party to such lawsuit, claim or proceeding if such Indemnified Persons could have sought indemnification hereunder, which release shall be satisfactory to MCUSA.

(c)   The Company and MCUSA agree that if any indemnification sought by any Indemnified Person pursuant to this Section 12 is unavailable or is insufficient for any reason, other than that specified in the second sentence of Section 12(a), then (whether or not MCUSA is the Indemnified Person) the Company, on the one hand, and MCUSA, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and MCUSA, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative faults of the Company, on the one hand, and MCUSA, on the other, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that in any event MCUSA’s aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by MCUSA pursuant to this Agreement.  It is hereby agreed by the parties hereto that the relative benefits to the Company, on the one hand, and MCUSA, on the other hand, with respect to the Offers shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the Company pursuant to the Offers (whether or not the Offers are consummated) bears to (ii) the fees payable to MCUSA with respect to the Offers pursuant to Section 6.  It is further agreed that the relative faults of the Company, on the one hand, and MCUSA, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by MCUSA and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or MCUSA and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this Section 12 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim.

(d)   In the event an Indemnified Person appears as a witness in any action brought by or on behalf of or against the Company (other than an action brought by the Company against any Indemnified Person or an action brought by an Indemnified Person against the Company) in which such Indemnified Person is not named as defendant, the Company agrees to reimburse such Indemnified Person for all reasonable expenses incurred by it in connection with such Indemnified Person’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

(e)   The Company also agrees that no Indemnified Person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or MCUSA’s acting as Dealer-Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by such Indemnified Person through its or his, as the case may be, gross negligence or willful misconduct.

(f)    The foregoing rights to indemnification and contribution shall be in addition to any other rights which MCUSA and the other Indemnified Persons may have against the Company under common law or otherwise.

13.          Indemnification, Representations and Warranties to Remain Operative.  The rights to indemnification, contribution and exculpation contained in Section 12 and the representations, warranties and agreements of the Company set forth in this Agreement shall survive and remain operative and in full force and effect regardless of (a) the failure to commence the Offers, the consummation of the Offers, any withdrawal, termination or cancellation of the Offers for any reason whatsoever or any withdrawal by MCUSA pursuant to Section 5, (b) any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of Section 20(a) of the Exchange Act and (c) the completion of MCUSA’s services under this Agreement.

14.          Termination.  This Agreement shall terminate upon the earliest to occur of (a) the consummation or the termination, withdrawal or cancellation of the Offers by the Company, (b) the withdrawal by MCUSA as the Dealer-Manager pursuant to Section 5 hereof and (c) the date that is one year from the date hereof; provided that, Sections 3, 6, 7, 9 and 12-22 hereof shall survive the termination of this Agreement.

15.          Notices.  All notices and other communications required or permitted to be provided under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

(a)           if to MCUSA:

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, New York  10019

Attention: Macquarie Capital Advisors—Legal Department

Facsimile:  (212) 231-1717

Telephone: (212) 231-1000

with a copy to:

Rod Miller, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York  10153

Facsimile:  (212) 310-8007

Telephone:  (212) 310-8716

(b)          if to the Company:

Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, Illinois  60523

Attention:  Beth Sprecher Brooks

Facsimile:  (630) 218-7350

Telephone:  (630) 645-2078

with a copy to:

Michael J, Choate

Shefsky & Froelich Ltd.

111 East Wacker Drive, Suite 2800

Chicago, Illinois  60601

Facsimile:  (312) 275-7554

Telephone: (312) 836-4066

16.          Modifications.  This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

17.          Governing Law.  The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

18.          Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same Agreement.

19.          Severability.  If any term or provision of this Agreement is deemed or rendered invalid or unenforceable in any jurisdiction, then such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, which shall remain in full force and effect.

20.          Successors.  This Agreement is made solely for the benefit of MCUSA and the Company and, to the extent expressly set forth herein, the Indemnified Persons and their executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

21.          Entire Agreement.  This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

22.          Headings.  The headings to sections contained in this Agreement are included for ease of reference only, and the parties hereto agree that they are not to be given substantive meaning or otherwise affect each party’s rights and duties hereunder.

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Please indicate MCUSA’s willingness to act as Dealer-Manager and MCUSA’s acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and MCUSA’s acceptance shall constitute a valid and legally binding agreement between us.

Very truly yours,

INLAND REAL ESTATE CORPORATION

		By:	/s/ Mark E. Zalatoris
Name: Mark E. Zalatoris
Title: President and Chief Executive Officer

Accepted and agreed as of the date first above written:

MACQUARIE CAPITAL (USA) INC.

By:	/s/ Aaron Black
Authorized Representative

By:	/s/ Robert D. Redmond
Authorized Representative

SCHEDULE I(a)

Legal Opinions to be delivered by Shefsky & Froelich Ltd., Counsel to the Company,
        on the Commencement Date in connection with Dealer-Manager Agreement

As used herein: (i) “Applicable Contracts” means those agreements or instruments listed on Schedule A to the Company’s Certificate that have been identified to us as all the agreements and instruments that are material to the business or financial condition of the Company; (ii) “Applicable Laws” means those laws, rules and regulations of the State of Illinois, the federal laws, rules and regulations of the United States of America in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Dealer Manager Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the New York Stock Exchange and Financial Industry Regulatory Authority), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company under the Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to the Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Dealer Manager Agreement or because of that party’s legal or regulatory status or because of any other facts specifically pertaining to that party; and (v) “Applicable Orders” means all judgments, decrees, injunctions, writs or orders, to which the Company is a party, or by which the Company, or any of its properties or assets that are material to the Company and its Subsidiaries as a whole, is subject or bound and which are identified on Schedule B to the Company’s Certificate.

1.             The Company has the status set forth directly opposite the jurisdictions listed on Schedule I to this opinion letter.

2.             The Registration Statement (except for the financial statements and related notes thereto, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or the Preliminary Prospectus, as to which we express no opinion), complies as to form in all material respects with the requirements of the Securities Act.

3.             The Schedule TO, when it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

4.             None of (a) the execution or delivery of the Agreement by the Company, (b) the performance by the Company of its obligations under the Agreement or (c) the making or consummation, as the case may be, of the Offers and the Related Borrowings will (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract; or (ii) to our knowledge violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order.  We do not express any opinion, however, with respect to any matters that require us to perform a mathematical calculation or make a financial or accounting determination.

5.             No Governmental Approval (other than those that have been obtained or taken and are currently in full force and effect) is required to authorize, or is required for, the execution or delivery of each of the Agreement, the Supplemental Indenture, the New Indenture and the Exchange Securities by the Company or the consummation by the Company of the Offers and the Related Borrowings.

6.             To such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Preliminary Prospectus pursuant to Item 103 of Regulation S-K that are not so disclosed.

7.             The Company is not and, after giving effect to the consummation of the Offers, will not be required to register as an “investment company” and will not be an entity “controlled” by an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended.

8.             The Existing Convertible Notes conform in all material respects to the description thereof in the Registration Statement and the Preliminary Prospectus.

9.             The statements set forth in the Preliminary Prospectus under the captions “Our Policies,” “Description of the New Notes” and “Material United States Federal Income Tax Considerations,” insofar as such statements constitute legal conclusions, matters of law, or summaries of legal matters, documents or proceedings, fairly summarize, in all material respects, the matters referred to therein.

10.           If conducted as contemplated and described in the Preliminary Prospectus, the Offers will comply in all material respects with Rule 14e-1 of Regulation 14E under the Exchange Act and Rule 13e-4, promulgated under the Exchange Act.

In addition, the opinion of such counsel shall state that, on the basis of the participation of such counsel in conferences with officers and other representatives of the Company at which the contents of the Offer Materials, including the Registration Statement, the Preliminary Prospectus and the Schedule TO, were discussed, but without independent verification by such counsel of the accuracy, completeness or fairness of the statements contained therein, nothing has come to such counsel’s attention which leads such counsel to believe that (i) the Registration Statement, at its effective date and as of the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Preliminary Prospectus or the Schedule TO, at the times they were filed with the Commission and as of the date of this opinion, respectively, included or includes or an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that we need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, or the Schedule TO, or any amendments or supplements thereto).

SCHEDULE I(b)

Legal Opinions to be delivered by Venable LLP, Counsel to the Company, on the Commencement Date in connection with Dealer-Manager Agreement

1.             The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with full corporate power to own, lease and operate its properties and to carry on its business in all material respects as described in the Preliminary Prospectus under the caption “Summary—Inland Real Estate Corporation.”

2.             The Company has all necessary power to execute and deliver and perform this Agreement and to make and consummate the Offers pursuant to the Offer Materials and to consummate the Related Borrowings; and the execution, delivery and performance of this Agreement and the making and consummation, as the case may be, of the Offers and the Related Borrowings have been duly authorized by all necessary corporate action on the part of the Company.

3.             This Agreement has been duly authorized, executed and, so far as is known to such counsel, delivered by the Company.

4.             None of (a) the execution or delivery of the Agreement by the Company, (b) the performance by the Company of its obligations under the Agreement or (c) the making or consummation, as the case may be, of the Offers and the Related Borrowings will conflict with or violate (i) the charter or bylaws of the Company or (ii) any applicable Maryland law, rule or regulation.

5.             Assuming that the Agreement is the valid and legally binding obligation of MCUSA, it constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

SCHEDULE II(a)

Legal Opinions to be delivered by Shefsky & Froelich Ltd., Counsel to the Company,
                on the Closing Date in connection with Dealer-Manager Agreement

As used herein: (i) “Applicable Contracts” means those agreements or instruments listed on Schedule A to the Company’s Certificate that have been identified to us as all the agreements and instruments that are material to the business or financial condition of the Company; (ii) “Applicable Laws” means those laws, rules and regulations of the State of Illinois, the federal laws, rules and regulations of the United States of America in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Dealer Manager Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the New York Stock Exchange and Financial Industry Regulatory Authority), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company under the Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to the Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Dealer Manager Agreement or because of that party’s legal or regulatory status or because of any other facts specifically pertaining to that party; and (v) “Applicable Orders” means all judgments, decrees, injunctions, writs or orders, to which the Company is a party, or by which the Company, or any of its properties or assets that are material to the Company, is subject or bound and which are identified on Schedule B to the Company’s Certificate.

1.             The Company has the status set forth directly opposite the jurisdictions listed on Schedule I to this opinion letter.

2.             The Registration Statement has become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement.  To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

3.             The Schedule TO, when it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

4.             The New Indenture and the Exchange Securities conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus and the New Indenture complies in all material respects with the Trust Indenture Act.

5.             The Supplemental Indenture conforms in all material respects to the description thereof in the Registration Statement and the Prospectus and the Existing Indenture, as amended by the Supplemental Indenture, complies in all material respects with the Trust Indenture Act.

6.             None of (a) the execution or delivery of the Agreement, the Supplemental Indenture, the New Indenture and the Exchange Securities by the Company, (b) the performance by the Company of its obligations under the Agreement, the Supplemental Indenture, the New Indenture and the Exchange Securities or (c) the making or consummation, as the case may be, of the Offers will (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract; or (ii) to our knowledge violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order.  We do not express any opinion, however, with respect to any matters that require us to perform a mathematical calculation or make a financial or accounting determination.

7.             No Governmental Approval (other than those that have been obtained or taken and are currently in full force and effect) is required to authorize, or is required for, the execution or delivery of each of the Agreement, the Supplemental Indenture, the New Indenture and the Exchange Securities by the Company or the consummation by the Company of the Offers.

8.             To such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K that are not so disclosed.

9.             The Company is not and, after giving effect to the consummation of the Offers, will not be required to register as an “investment company” and will not be an entity “controlled” by an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended.

10.           The statements set forth in the Prospectus under the captions “Our Policies,” “Description of the New Notes” and “Material United States Federal Income Tax Considerations,” insofar as such statements constitute legal conclusions, matters of law, or summaries of legal matters, documents or proceedings, fairly summarize, in all material respects, the matters referred to therein.

11.           If conducted as contemplated and described in the Prospectus, the Offers will comply in all material respects with Rule 14e-1 of Regulation 14E under the Exchange Act and Rule 13e-4, promulgated under the Exchange Act.

In addition, the opinion of such counsel shall state that, on the basis of the participation of such counsel in conferences with officers and other representatives of the Company at which the contents of the Offer Materials, including the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus, and the Schedule TO, were discussed, but without independent verification by such counsel of the accuracy, completeness or fairness of the statements contained therein, nothing has come to such counsel’s attention which leads such counsel to believe that (i) the Registration Statement, at its effective date and as of the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus and the Schedule TO, at the times they were filed with the Commission and as of the date of this opinion, respectively, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that we need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included or incorporated by reference in the Registration Statement, the Prospectus, or the Schedule TO, or any amendments or supplements thereto).

SCHEDULE II(b)

Legal Opinions to be delivered by Venable LLP, Counsel to the Company, on the Closing Date in connection with Dealer-Manager Agreement

1.             The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with full corporate power to own, lease and operate its properties and to carry on its business in all material respects as described in the Preliminary Prospectus under the caption “Summary—Inland Real Estate Corporation.”

2.             The New Indenture has been duly authorized, executed and, so far as is known to such counsel, delivered by the Company.

3.             The Supplemental Indenture has been duly authorized, executed and, so far as is known to such counsel, delivered by the Company.

4.             None of (a) the execution or delivery of the Agreement, the Supplemental Indenture, the New Indenture and the Exchange Securities by the Company, (b) the performance by the Company of its obligations under the Agreement, the Supplemental Indenture, the New Indenture and the Exchange Securities or (c) the making or consummation, as the case may be, of the Offers and the Related Borrowings will conflict with or violate (i) the charter or bylaws of the Company or (ii) any applicable Maryland law, rule or regulation.

5.             The Conversion Shares have been duly authorized for issuance and, when issued and delivered to Holders upon conversion of their New Convertible Notes, will be duly issued, fully paid and nonassessable; and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights of any securityholder of the Company arising under the Maryland General Corporation Law or the charter or bylaws of the Company.

6.             The New Convertible Notes have been duly authorized for issuance and, when executed by the Company and authenticated by the New Trustee in accordance with the provisions of the New Indenture and when delivered to Holders in exchange for Existing Convertible Notes in connection with the consummation of the Offers in accordance with the terms hereof, will be validly issued.

7.             Assuming that the Supplemental Indenture is the valid and legally binding obligation of the Existing Trustee, the Supplemental Indenture constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

8.             Assuming that the New Indenture is the valid and legally binding obligation of the New Trustee, the New Indenture constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as that enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

9.             The New Convertible Notes will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

SCHEDULE III

Significant Subsidiaries of the Company under Reg. S-X 1-02(w)

Inland 200 Celebration Place LLC, a Delaware limited liability company

Inland Joliet Commons LLC, an Illinois limited liability company

Inland Pine Tree LLC, a Delaware limited liability company

Inland Real Estate BAT LLC, a Delaware limited liability company

Inland Real Estate Column I LLC, an Illinois limited liability company

Inland Real Estate LB I LLC, a Delaware limited liability company

Inland Real Estate Illinois LLC, a Delaware limited liability company

Inland Ryan LLC, a Delaware limited liability company

Inland Shops at Orchard Place LLC, a Delaware limited liability company

Inland Venture Corporation, a Delaware corporation

Inland Woodlands LLC, a Delaware limited liability company